SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 15, 2007
Date of Report (date of earliest event reported)

STARVOX COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22848	84-1178691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2728 Orchard Parkway
San Jose, California 95134-2012
(Address of principal executive offices)

(408) 625-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 1, 2007, StarVox Communications, Inc., a Delaware corporation (formerly U.S. Wireless Data, Inc., the “company”), and its wholly owned operating subsidiary, StarVox Communications, Inc., a California corporation (“StarVox CA”), entered into a Securities Purchase Agreement (the “Agreement”) dated as of June 1, 2007 with DKR Soundshore Oasis Holding Fund Ltd., (“DKR”), SMH Capital Inc. (“SMH”), and Trinad Capital Master Fund, Ltd. (“Trinad,” and together with DKR and SMH, the “Investors”).

Pursuant to the Agreement, (i) StarVox CA issued to the Investors senior secured debentures in the aggregate principal amount of $9,000,000 (the “Debentures”), which are secured by all assets of the company and StarVox CA, and are guaranteed by StarVox CA’s wholly-owned subsidiary Capital Telecommunications, Inc., a Pennsylvania corporation (“CTI”), pursuant to a Pledge and Security Agreement, dated June 1, 2007 (the “Security Agreement”), by and among the company, StarVox CA, CTI and the Investors; and (ii) the company issued warrants to the Investors for the purchase of an aggregate of 2,520,000 shares of the company’s common stock. The original maturity date of the Debentures was August 1, 2007, which was extended to October 1, 2007 by letter agreement, dated August 16, 2007, between the Company, StarVox CA and the Investors.

The failure of StarVox CA to pay amounts due at maturity under the Debentures causes an event of default under the Debentures.  During the continuance of such an event of default, the Debentures provide that (i) interest accruing on the Debentures is increased from 10% to 15% annually, and (ii) the Investors may, by delivering to StarVox CA an event of default redemption notice, require StarVox CA to redeem the Debentures at a redemption price equal to 110% of the outstanding principal and accrued and unpaid interest within five days of receiving such notice.  Additionally, pursuant to the Security Agreement, upon an event of default under the Debentures the Investors have the right to (a) take possession of all collateral securing the Debentures, including all accounts and deposit accounts, and (b) operate the business of the company using the collateral without demand upon or notice to the company.

The company is currently unable to pay the amounts due at maturity under the Debentures, and DKR has asserted an event of default under the Debentures and the Security Agreement.  The event of default has triggered an increase in interest due under the Debentures from 10% to 15% annually.  Furthermore, DKR has exercised its rights under the Security Agreement to take possession of the company’s accounts and has restricted the company’s access to cash.  The company is currently in discussions concerning a proposal for debt financing with a new lender that would augment the company’s working capital.  In parallel, the company is in discussions with DKR with respect to a forbearance and cash disbursement arrangement that would permit the company to continue to meet its payment obligations.

Item 7.01.         Regulation FD Disclosure

The information set forth in Item 2.04 herein is incorporated by reference into this Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 16, 2007

STARVOX COMMUNICATIONS, INC.

By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer